Asia Carbon Industries, Inc.

OTCBB： ACRB



Security Research Associates Presentation
San Francisco
May 2011

Forward Looking Statement

Except for statements of historical fact, the information presented herein constitutes forward-looking statements within the meaning of the Private Securities Litigation Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements expressed or implied by such forward-looking statements. Such factors include general economic and business conditions, the ability to acquire and develop specific projects, the ability to fund operations and changes in consumer and business consumption habits and other factors over which Asia Carbon Industries, Inc. has little or no control.



Introduction

- Growing company in thriving market
- Modern facilities
- Strong management team
- Commitment to shareholders; fully reporting
- Substantial opportunity for growth
- Solid financial performance

China Economy

- Second largest economy worldwide
- 10.3% GDP growth in 2010
- Per capita GDP -- $7,518 in 2010
- 7% - 8% growth forecast through 2012

Market Opportunity

- 1.4 billion people in China
- Burgeoning middle class driving increased consumerism
- 13 million cars sold in 2010; 52 million tires
- Car ownership per capita – China 128 cars/ 1,000 people; US 779/1,000 people

Why US Financial Market

- Access to foreign capital for growth
- Mature, free markets
- Transparency for Investors

Operating History

- Founded by Yao Guoyun in 2003
- Profitable in 2004
- S-1 declared effective by the SEC 10/25/2010
- Began trading on OTC Bulletin Board QB in December 2010
- Wet production line added 4th quarter 2010

Corporate Overview

- China-based producer of a series of high quality carbon black products under the brand name Great Double Star
- Selling three carbon black products, plus naphthalene oil by-product
- High-profile customer base -- nearly 90% of sales are to tire manufacturers
- Positive revenue growth trend following the global economic crisis, 2010 sales were $29.68 million, a 44% increase as compared to the same period in 2009.
- First quarter 2011 sales were up 154% and net income increased 564% Compared to first quarter 2010
- Wet production line launched October 26, 2010; increased capacity, improved margins

Corporate Snapshot

■Price (May ____, 2011)	$1.01
■Market Cap (May ___, 2011)	$51.12million 50.61
■Shares Outstanding	million
■EPS FY 2010 / Q1 2011	$0.07 /$0.04
■Stockholder Equity – March 31, 2011	$21.4 million











Manufacturing Process

Manufacturing of Carbon Black

Raw Material supply
- Dehydration of fuel oil

Reaction
- Combustor
- Reactor
- Heat exchanger
- Air heat exchanger

Separation
- Separation of gas and material

Granulation
- Refined granulation

Packaging
- Test
- Packaging
- Storage

Products

Category	Description
N660	soft carbon black with good flexibility, necessary for the production of automobile tire inner tubes and hoses
N220	a hard carbon black with good strength and elongation properties, used primarily in the manufacturing of automobile tires.
N330	a hard carbon black with a lower production cost and is mainly used in manufacturing sides of automobile tires.
Naphthalene Oil	by-product of the carbon black production process, it is the precursor to many industrial chemicals

Product Sales

Comparison of Sales for the Three Months Ended March 31,	2011		2010	
	Sales	Metric Tons	Sales	Metric Tons
N220 - Dry	$ 2,327,289	2,220	$ 1,829,960	2,275
N330	2,212,873	2,221	1,738,667	2,304
N660	2,207,716	2,236	1,726,246	2,288
N220 - Wet	6,245,563	5,463	-	-
Naphthalene oil	448,075	500	-	-
Total Sales	$ 13,441,516	12,640	$ 5,294,873	6,867

Financial Overview

Selected Consolidated Income Statement Data
For the Periods

	Three Months Ended March 31, (reviewed)	Years Ended December 31, (audited)		
	2011	2010	2009	2008
Revenue	$13,441,516	$29,686,876	$20,648,686	$24,533,469
Gross Profit	3,181,432	5,696,925	4,424,863	4,076,567
Operating Income	2,890,628	4,703,682	4,129,186	3,677,956
Net Income	$2,105,473	$3,273,857	$2,985,848	$2,574,910
EPS	$0.04	$0.07	$0.07	$0.07
Wtd avg shares outstanding	50,608,077	48,512,458	41,300,303	37,820,130

Market Overview

- China's National Bureau of Statistics indicates the number of registered automobiles for civilian use reached 90.86 million units at the end of 2010, up 19.3% from 2009
- Vehicle owners have replaced about 100 million tires in 2009, which represented about 11% of global sales.
- China is the world's second largest producer of carbon black, after India
- The rubber industry accounts for 89.5% of worldwide carbon black output, 67.5% of which is used for tire manufacturing, 9.5% is used for other rubber car parts (such as fan belts, bumpers, etc.) Other industries account for 10.5%.

Growth Strategy

More advanced

More cost effective

More Green

Complete conversion of remaining production facilities from dry to wet processing

Reduced dependence on third party petroleum and natural gas suppliers

New product development

Expand distribution network

Increase production capacity

Develop new geographic markets

Management Team

- Yao Guoyun, Chairman, Chief Executive Officer and President
- Meng Chunde, Chief Operating Officer and Director
- Delong Zhou, Chief Financial Officer
- Shi Lei, Vice President - Finance, Director
- Wang Jianjun, Assistant Vice Presdient - Finance, Director
- Michael Segal, Director

Professional Partners

U.S. Securities Counsel
Sichenzia Ross Friedman LLP, New York, New York

China Counsel
The Global Law Office, Beijing, China

Asia Carbon Industries Inc.

News Distribution
Market Wire

Auditor
Goldman Parks Kurland Mohidin, LLP, Encino, California
An Independent Member of the BDO Seidman Alliance

Recap

- First quarter 2011 sales up 154%, net income up 564% as compared to first quarter 2010
- Modern facilities
- Strong management team
- Commitment to shareholders; fully reporting
- Substantial opportunity for growth
- Solid financial performance

Investor Contacts

www.asiacarbonindustries.com

- **In the United States**
  Mark Lubchenco – mark@asiacarbonindustries.com
- **Company**
  Delong Zhou – CFO-- delongcpa@hotmail.com
  Michael Segal – Director -- mssegal@ix.netcom.com
- **In China**
  Roy Suo -- roy@friedlandcapital.com.cn



THANK YOU

Q & A